Exhibit 10.3

STOCK REDEMPTION AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into, effective as of March 31, 2011 (the “Effective Date”), by and between ENERJEX RESOURCES, INC., a Nevada corporation (the “Company”), and WORKING INTEREST HOLDING, LLC, a Kansas limited liability company (“Holder”), with reference to the following facts:

RECITALS:

A. Company and Holder are parties to that certain Stock Repurchase Agreement dated as of December 31, 2010 (the “Repurchase Agreement”), pursuant to which the Company agreed that if it raised equity capital through an Additional Issuance (as defined in the Repurchase Agreement) during the one (1) year period following the effective date of the Repurchase Agreement, Holder could elect to require the Company to repurchase up to 3,750,000 shares of such Common Stock (the “Redemption Shares”) at $0.40 per share (the “Redemption Price”).

B. The Company and Holder agree that on the Effective Date the Company is Closing an Additional Issuance, and Holder has agreed to concurrently exercise its right to require the Company to repurchase the Redemption Shares at the Redemption Price.

C. The parties have agreed to execute this Agreement to memorialize Holder’s exercise of its put rights under the Repurchase Agreement and the Company’s purchasing of the Redemption Shares pursuant to that exercise.

D. All terms not otherwise defined in this Agreement shall have the meaning set forth in the Repurchase Agreement.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. REDEMPTION OF COMMON STOCK. On the terms and subject to the conditions set forth in this Agreement, the Company shall purchase and redeem the Redemption Shares from Holder and Holder shall sell, assign, and transfer the full amount of 3,750,000 Redemption Shares to the Company.

2. SATISFACTION OF NOTICE AND OTHER CONDITIONS. Holder and Company agree that:

2.1 NOTICE. Each of their notice rights and delivery requirements set forth in the Repurchase Agreement related to the Company’s notification of a proposed Additional Issuance or the Closing of an Additional Issuance, and the Holder’s election to require repurchase, or otherwise, are hereby waived.

2.2 CONDITIONS TO EXERCISE OF REPURCHASE RIGHTS. The conditions set forth in the Repurchase Agreement related to (a) Holder’s exercise of its repurchase rights under the Repurchase Agreement, and (b) Company’s obligation to accept that exercise and purchase of the Redemption Shares, have been satisfied or are hereby waived.

3. REPURCHASE OF SHARES; PURCHASE PRICE; DELIVERIES

3.1 PURCHASE PRICE. In consideration of Holder’s assigning the Redemption Shares to the Company, the Company shall pay to Holder the purchase price in the amount of $1,500,000 (the “Purchase Price”). The Purchase Price shall be payable in immediately available funds.

3.2 DELIVERIES BY COMPANY. Holder shall deliver to the Company (i) all stock certificates evidencing the Redemption Shares; and (ii) an executed Stock Assignment Separate from Certificate in the form of Exhibit A, attached.

4. REPRESENTATIONS OF HOLDER. Holder hereby represents and warrants to the Company that:

4.1 OWNERSHIP. Holder is the sole legal and beneficial owner of the Redemption Shares, and has full power and every right and lawful authority to make, execute, and deliver this Agreement and perform its obligations hereunder without the consent or approval of any other person.

4.2 TITLE. Such Redemption Shares are held by Holder free and clear of all liens and claims of any type or kind whatsoever, and no person (other than the Company pursuant to this Agreement) has any option or other right to acquire such Redemption Shares. Upon execution and delivery of this Agreement by the parties and the performance by the parties of their obligations hereunder, the Company shall acquire title to the Redemption Shares free and clear of all liens and claims whatsoever.

4.3 TRANSFER. Such Redemption Shares are not subject to any restrictions upon transfer or voting or upon the exercise of any other right, preference, or privilege of the holder thereof, except for such restrictions as may be imposed by the articles of organization or operating agreement of the Company or such restrictions on transfer as may be imposed by the securities laws of the United States or the securities laws of the State of Nevada.

5. MISCELLANEOUS

5.1 NOTICES. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (c) on the next business day following the date on which transmitted by facsimile or other electronic means generating a receipt confirming delivery of the notice (provided that on that same date a copy of such notice is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested), to the mailing address appearing on the signature page of this Agreement, or such other mailing address, facsimile number, or email address, notice of which is given in a manner permitted by this Section 5.1.

5.2 FURTHER ASSURANCES. Each party agrees, upon the request of another party, to make, execute, and deliver, and to take such additional steps as may be necessary to effectuate the purposes of this Agreement.

5.3 ATTORNEYS’ FEES. If any action is commenced to construe or enforce the terms and conditions of this Agreement or the rights and duties created hereunder, then the party prevailing in such action shall be entitled to recover its attorneys’ fees and the costs of enforcing any judgment entered therein.

5.4 PARTIAL INVALIDITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction, will in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement will remain in full force and effect.

5.5 GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to the application of its conflict-of-law principles.

5.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement (a) represents the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, whether written or oral, regarding the subject matter hereof, and (b) may not be modified or amended, except by a written instrument, executed by the party against whom enforcement of such amendment may be sought.

5.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

5.8 COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in “.tif” or “.pdf” format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party’s original signature.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the “Effective Date” set forth above.

	“COMPANY:”		“HOLDER:”

	ENERJEX RESOURCES, INC., a Nevada corporation		WORKING INTEREST HOLDING, LLC, a Kansas limited liability company

By	/s/ Robert Watson, Jr.	By	/s/ Sam Boan
	Robert Watson, Jr., Chief Executive Officer		Sam Boan, Manager

	Address, Facsimile No., & Email for Notices:		Address, Facsimile & Email for Notices:

EnerJex Resources, Inc.

ATTN: Chief Executive Officer

1600 N.E. Loop 410, Suite 104

San Antonio, Texas 78209

Telephone No.: (210) 451-5545

Facsimile No.: (210) 451-5546

Email:robert.watson@blacksableenergy.com

Working Interest Holding, LLC c/o J&J Operating Company, LLC ATTN: Messrs. Sam Boan, James D. Loeffelbein and John Loeffelbein 10380 W 179th St. Bucyrus, KS 66013

	with a copy to:		Telephone No.: (913) 709-0219 Facsimile No.: ( )
	Reicker, Pfau, Pyle & McRoy LLP ATTN: Michael E. Pfau, Esq. 1421 State Street, Suite B P.O. Box 1470 Santa Barbara, CA 93102-1470		Email: jdlmailbox@yahoo.com

Telephone No.: (805) 966-2440 Facsimile No.: (805) 966-3320 Email: mpfau@rppmh.com

APPENDIX 1

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[See following page.]

STOCK ASSIGNMENT

(Separate From Certificate)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                                                        , (                                ) shares of the Common Stock of ENERJEX RESOURCES, INC., a Nevada corporation (the “Company”), standing in the name of the undersigned on the books of the Company, represented by Certificate No. [    ], and does hereby irrevocably constitute and appoint                                                                                                       , as its attorney-in-fact (with full power of substitution) to transfer such stock on the books of the Corporation.

WORKING INTEREST HOLDING, LLC, a Kansas limited liability company

	By	/s/ Sam Boan
Date		Sam Boan, Manager